UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2010

CENTRAL BANCORP, INC.
(Exact Name Of Registrant As Specified In Charter)

Massachusetts	0-25251	04-3447594
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Highland Avenue, Somerville, Massachusetts	02144
(Address Of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 628-4000

Not Applicable
(Former Name Or Former Address, If Changed Since Last Report)

     Check Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    (a)   On March 3, 2010, Gregory W. Boulos resigned from the Boards of Directors of Central Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, Central Co-operative Bank (the “Bank”).  Prior to the resignation, Mr. Boulos expressed concern to the Company’s Chairman and Chief Executive Officer regarding the status of the Company’s management succession plan and the level of communication to Mr. Boulos, as a member of the Bank’s Security Committee,  regarding personnel changes in the Bank’s loan department. He also expressed concern that the Company does not have a more specific and immediate plan to repay the proceeds that the Company received through its participation in the U.S. Treasury’s TARP Capital Purchase Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL BANCORP, INC.

Dated: March 9, 2010	By:	/s/ John D. Doherty
John D. Doherty
President and Chairman of the Board